UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 6, 2021 (December 1, 2021)

Rockwell Automation, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	1-12383	25-1797617
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1201 South Second Street

Milwaukee, Wisconsin 53204

(Address of Principal Executive Offices) (Zip Code)

(414) 382-2000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock ($1.00 par value)	ROK	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter):

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

INFORMATION TO BE INCLUDED IN THE REPORT

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 1, 2021, Lawrence D. Kingsley provided notice to the Board of Directors (the “Board”) of Rockwell Automation, Inc. (the “Company”) of his decision to resign from the Board effective December 1, 2021. His decision to resign was due to his other public company board and business commitments and was not as a result of any disagreement with the Company or its management.

On December 3, 2021, the Board took the following actions in connection with Mr. Kingsley’s resignation: (i) the Board reduced the number of directors of the Company from eleven to ten in accordance with the Company’s Restated Certificate of Incorporation and By-laws, (ii) the Board appointed Thomas W. Rosamilia, who currently serves as a member of the Technology Committee of the Board, as the Chair of that Committee to fill the position given Mr. Kingsley’s departure from that position, and (iii) the Board appointed James P. Keane as a member of the Board Composition and Corporate Governance Committee given Mr. Kingsley’s departure from that Committee. In connection with Mr. Keane’s appointment as a member of the Board Composition and Corporate Governance Committee, he will no longer serve as a member of the Compensation and Talent Management Committee.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ROCKWELL AUTOMATION, INC.
(Registrant)

By:	/s/ Rebecca W. House
Rebecca W. House
Senior Vice President, Chief People and Legal Officer and Secretary

Date: December 6, 2021

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